Exhibit 10.2

COMMUNITY CHOICE FINANCIAL INC.

2011 MANAGEMENT EQUITY INCENTIVE PLAN

Effective as of April 29, 2011

COMMUNITY CHOICE FINANCIAL INC.

2011 MANAGEMENT EQUITY INCENTIVE PLAN

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of April 13, 2011, as amended, by and among the Company, Checksmart Financial Holdings Corp. (“Checksmart”), CCFI Merger Sub I Inc., CCFI Merger Sub II Inc., and the other parties thereto (the “2011 Merger Agreement”), all of the issued and outstanding shares of Checksmart stock were converted into the Shares.

WHEREAS, Section 3.4 of the 2011 Merger Agreement required that the Company adopt the Checksmart Financial Holdings Corp. 2006 Management Equity Incentive Plan (as amended) as this Plan.

WHEREAS, this Plan has been adopted by the Board, and this Plan has been approved by the shareholders of the Company by virtue of their execution and delivery of the Shareholders Agreement.

SECTION 1.  PURPOSE.

The purpose of this Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company and its Subsidiaries, and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 17.

SECTION 2.  ADMINISTRATION.

This Plan shall be administered by the Board. The Board shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of this Plan, subject to the terms and conditions of this Plan, including, without limitation, the right to construe and interpret the provisions of this Plan or any Award, to provide for any omission in this Plan, to resolve any ambiguity or conflict under this Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by the Board. All decisions, interpretations and other actions of the Board shall be final and binding on all Participants and other persons deriving their rights from a Participant. Notwithstanding anything to the contrary herein, no action taken by the Board shall adversely affect in any material respect the rights granted to any Participant under any outstanding Award without the Participant’s written consent.

SECTION 3.  ELIGIBILITY

The Board is authorized to grant Awards to employees, directors and consultants of the Company or any Subsidiary of the Company. Persons who have been granted Awards shall be Participants in this Plan with respect to such Awards.

SECTION 4.  SHARES SUBJECT TO PLAN.

a.                                       Basic Limitation. Subject to the following provisions of this Section 4 and Section 13, the maximum number of Shares that may be issued pursuant to Awards under this Plan is 259,291 Shares.

b.                                       Additional Shares. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of this Plan. In the event that Shares issued under this Plan are reacquired by the Company pursuant to any forfeiture provision, such Shares shall again be available for the purposes of this Plan. In the event a Participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available shall be increased by the number of Shares delivered by the Participant.

SECTION 5.  AWARDS.

a.                                       Types of Awards. The Board may, in its sole discretion, make Awards of one or more of the following: Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. The Company shall make Awards directly or cause one or more of its Subsidiaries to make Awards; provided, however, that the Company shall be responsible for causing any such Subsidiary to comply with the terms of any Award and this Plan. Awards may be granted singly or in tandem.

b.                                       Award Agreements. Each Award made under this Plan shall be evidenced by a written agreement between the Participant and the Company, and no Award shall be valid without any such agreement. An Award shall be subject to all applicable terms and conditions of this Plan and to any other terms and conditions which the Board in its sole discretion deems appropriate for inclusion in the Award agreement provided such terms and conditions are not inconsistent with this Plan. Accordingly, in the event of any conflict between the provisions of this Plan and any such agreement, the provisions of this Plan shall prevail. Each agreement evidencing an Award shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i)                                     Number of Shares. The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 13 of this Plan.

(ii)                                  Price. Where applicable, each agreement shall designate the price, if any, to acquire any Shares underlying the Award, which price shall be payable in a form described in Section 11 and subject to adjustment pursuant to Section 13.

(iii)                               Vesting. Each agreement shall specify the dates and events on which all or any installment of the Award shall be vested and nonforfeitable.

c.                                       No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until Shares are actually issued in the name of such person (or if Shares will be held in street name, to a broker who will issued in the name of such person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such person), except as set forth in Section 8(d) or as may be set forth in the Award agreement.

SECTION 6.  OPTIONS.

a.                                       Grant of Options. The Board may, in its sole discretion, grant Options. All Options shall be nonqualified stock options. This Plan does not provide for the grant of “incentive stock options” within the meaning of Section 422 of the Code.

b.                                       Options Award Agreement. Each agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i)                                     Exercise Price. Each agreement shall state the per share exercise price, which shall not be less than the Fair Market Value of a Share on the date of grant unless such Option otherwise would satisfy Section 409A of the Code.

(ii)                                  Exercisability. Each agreement shall specify the dates and events when all or any installment of the Option becomes exercisable.

(iii)                               Term. Each agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

c.                                       Method of Exercise. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Board, or by complying with any alternative procedures which may be authorized by the Board, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. As soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). The Company, at its election and in its sole discretion, may settle any SARs requested to be exercised in Shares or cash.

SECTION 7.  STOCK APPRECIATION RIGHTS.

a.                                       Generally. The Board may, in its sole discretion, grant “Stock Appreciation Rights”. A Stock Appreciation Right means a right to receive a payment in cash, Shares or a combination thereof, in the sole discretion of the Board, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a number of Shares on the date the right is exercised over (ii) the Initial Base Value (as determined in any grant agreement). If a Stock Appreciation Right is granted in tandem with or in substitution for an Option, the designated Fair Market Value in the Award agreement shall reflect the Fair Market Value of the Shares underlying the Awards on the date the Option is granted.

b.                                       Stock Appreciation Rights Award Agreement. Each agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i)                                     Base Value. Each agreement shall specify the base value of the Shares above which a Participant shall be entitled to share in the appreciation in the value of such Shares. The per share Initial Base Value shall not be less than the Fair Market Value of a Share on the date of grant unless such Stock Appreciation Right otherwise would satisfy Section 409A of the Code

(ii)                                  Exercisability. Each agreement shall specify how all or any portion of a Stock Appreciation Right shall be exercisable.

(iii)                               Term. Each agreement shall state the term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

SECTION 8.  RESTRICTED STOCK

a.                                       Generally. The Committee is hereby authorized to grant Shares that are subject to a risk of forfeiture and contain such other restrictions, including restrictions on transferability, as the Committee shall determine. Each such share shall be known as a share of “Restricted Stock”.

b.                                       Restricted Stock Award Agreement. Each agreement evidencing an Award of Restricted Stock shall specify the restriction period and such other such terms, including as to vesting, term and transfer restrictions, as determined by the Board, in its sole discretion. If Restricted Stock will be granted or the restrictions shall have lapsed upon the achievement of performance goals over a performance period, such Award of Restricted Stock shall be referred to as “Performance Shares”.

c.                                       Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s award agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction.

d.                                       Section 83(b) Election. The Committee may provide in an award agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 9.  RESTRICTED STOCK UNITS.

a.                                       Generally. The Board may, in its sole discretion, grant “Restricted Stock Units”, where in each case one unit shall be a notional account representing one Share.

b.                                       Settlement of Restricted Stock Units. Restricted Stock Units shall be settled in Shares unless the agreement evidencing the Award expressly provides for settlement of all or a portion of the Restricted Stock Units in cash equal to the value of the Shares that would otherwise be distributed in settlement of such units. Shares distributed to settle a Restricted Stock Unit may be issued with or without payment or consideration therefor, except as may be required by applicable law or the Board in its sole discretion as set forth in the agreement evidencing the Award. The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect of Restricted Stock Units.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS.

a.                                       Generally. The Board may, in its sole discretion, grant Dividend Equivalent Rights with respect to any Award.

b.                                       Settlement of Dividend Equivalent Rights. Dividend Equivalent Rights may be settled in cash, Shares, additional Awards or other securities or property, all as provided in the Award agreement. The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect Dividend Equivalent Rights.

SECTION 11.  PAYMENT FOR SHARES.

a.                                       General Rule. The exercise price of Options and/or the purchase price (if any) of Shares issuable under this Plan shall be payable in cash or personal check at the time when such Shares are purchased, except as otherwise provided in this Section 11.

b.                                       Surrender of Shares. At the sole discretion of the Board, all or any part of the purchase price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of Shares that have fully vested, and are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised or payment is made. The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such action would cause the Company or any Subsidiary thereof to recognize a compensation expense (or additional compensation expense) with respect to the applicable Award for financial reporting purposes, unless the Board consents thereto.

c.                                       Services Rendered. At the sole discretion of the Board, and except as required by applicable law, Shares may be awarded under this Plan in consideration of services rendered to the Company or a Subsidiary thereof prior to or after the Award.

d.                                       Promissory Note. At the sole discretion of the Board, all or a portion of the exercise price of Options and/or the purchase price (if any) of Shares issuable under this Plan and any applicable withholding requirements may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest or the creation of original issue discount under the Code. Subject to the foregoing, the Board (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

e.                                       Net Exercise. At the sole discretion of the Board, payment of all or any portion of the purchase price under any Award under this Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Award by the number of such Shares having a Fair Market Value equal to the purchase price. For the avoidance of doubt, the Company will not withhold any amounts greater than the statutory minimum.

f.                                         Exercise/Sale. At the sole discretion of the Board on or after an Initial Public Offering, at any time, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the purchase price and any withholding requirements.

g.                                      Discretion of Board. Should the Board exercise its sole discretion to permit the Participant to pay the purchase price under an Award in whole or in part in accordance with Sections 11(b) through (f) above, it shall not be bound to permit such alternative method of payment for the remainder of any such Award or with respect to any other Award or Participant under this Plan.

SECTION 12.  TERMINATION OF SERVICE.

a.                                       Termination of Service. If a Participant’s Service terminates for any reason, then the Award shall be subject to termination, rights of repurchase, and the other provisions, set forth in the written agreement with the Participant governing such Award.

b.                                       Leave of Absence. For purposes of this Section 12, Service shall be deemed to continue while a Participant is a bona fide leave of absence, if such leave is approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Board).

SECTION 13.  ADJUSTMENT OF SHARES.

a.                                       General. If there shall be a Recapitalization, the Board shall substitute or adjust, in its sole discretion, to prevent dilution or enlargement of Participants’ rights under this Plan and outstanding Awards, (a) the number and kind of Shares or other securities that may be issued under this Plan or under particular forms of Awards, (b) the number and kind of Shares or other securities subject to outstanding Awards, (c) the exercise price, base price or purchase price applicable to outstanding Awards, (d) the grant of a Dividend Equivalent, and/or (e) other value determinations applicable to this Plan or outstanding Awards. Should the vesting of any Award be conditioned upon the Company’s attainment of performance conditions, the Board may, in a fair and equitable manner, make such adjustments to the terms and conditions of such Awards and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles.

b.                                       Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Subject to the terms of the applicable Award agreement, the agreement with respect to such merger or consolidation, without the Participants’ consent, may provide for:

(i)                                     The continuation or assumption of such outstanding Awards under this Plan by the Company (if it is the surviving entity) or by the surviving entity or its direct or indirect parent;

(ii)                                  The substitution by the surviving entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Awards;

(iii)                               The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board, after reasonable advance written notice thereof to the holder of each such Award; or

(iv)                              The cancellation of all or any portion of such outstanding Awards; provided that, with respect to vested “in-the-money” Awards, such cancellation must be made in exchange for a cash payment of the excess of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the exercise price or purchase price, if any, with respect to such Awards or the portion thereof being canceled.

SECTION 14.  SECURITIES LAW REQUIREMENTS.

Shares shall not be issued under this Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state or foreign securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under this Plan, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Shares under this Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered under any applicable securities laws.

SECTION 15.  GENERAL TERMS.

a.                                       Nontransferability of Awards. No Award may be transferred, assigned, pledged or hypothecated by any Participant except in compliance with the terms of the agreement governing such Award. The exercisability of an Option or other right to acquire Shares under this Plan by someone other than the Participant shall be governed by the agreement pursuant to which such Option or other right is granted.

b.                                       Restrictions on Transfer of Shares. Any Shares issued under this Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

c.                                       Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and all Awards comply with the provisions of Section 409A of the Code and this Plan and all Awards shall be administered accordingly. Notwithstanding anything in this Plan to the contrary, the Board shall have authority to amend this Plan and modify any Award to the extent necessary to fulfill this intent and any provision that would cause this Plan or any Award to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended or modified to comply with Section 409A of the Code. Reference to Section 409A of the Code includes reference to any proposed, temporary or final regulations and any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

d.                                       Withholding Requirements. As a condition to the receipt or purchase of Shares pursuant to an Award, a Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase. The Participant shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Shares acquired pursuant to an Award.

e.                                       No Retention Rights. Nothing in this Plan or in any Award granted under this Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary thereof employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

f.                                         Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

SECTION 16.  DURATION AND AMENDMENTS.

a.                                       Term of this Plan. This Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to (i) the approval of the holders of a majority of the Shares and (ii) any other shareholder approval required pursuant to the Shareholders Agreement. If the requisite shareholder approvals set forth in the immediately preceding sentence to approve this

Plan are not obtained within 12 months of its adoption by the Board, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under this Plan. This Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board unless earlier terminated pursuant to Section 16(b) below.

b.                                       Right to Amend or Terminate this Plan. The Board may amend, suspend or terminate this Plan at any time and for any reason; provided, however, that any amendment of this Plan (except as provided in Section 13) which increases the maximum number of Shares available for issuance under this Plan in the aggregate, or changes the legal entity authorized to make Awards under this Plan from the Company (or its successor) to any other legal entity, shall be subject to: (i) the approval of the holders of a majority of the Shares and (ii) any other shareholder approval required pursuant to the Shareholders Agreement. Except as may be required by the Shareholders Agreement, approval of the holders of the Shares shall not be required for any other amendment of this Plan.

c.                                       Effect of Amendment or Termination. Except as provided in Section 15(c), any amendment of this Plan shall not adversely affect in any respect any Participant’s rights under any Award previously made or granted under this Plan without the Participant’s consent. No Shares shall be issued or sold under this Plan after the termination thereof, except pursuant to an Award granted prior to such termination. The termination of this Plan shall not affect any Awards outstanding on the termination date.

d.                                       Modification, Extension and Assumption of Awards. Within the limitations of this Plan, the Board may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Shares and at the same or a different price. The foregoing notwithstanding, except as provided in Section 15(c), no modification of an Award shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Award or impair the economic value of any such Award.

e.                                       Initial Public Offering. Prior to an Initial Public Offering, the Board may amend and restate this Plan to include such provisions as the Board determines in good faith necessary or appropriate as a result of the Company becoming, after an Initial Public Offering, a publicly traded company, subject to Section 16(c).

SECTION 17.  DEFINITIONS.

a.                                       “2011 Merger Agreement” shall have the meaning described in the preamble to this Plan.

b.                                       “Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);

provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the shareholders of the Company (and vice versa), and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

c.                                       “Award” shall mean the grant of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit under this Plan.

d.                                       “Board” shall mean the Board of Directors of the Company, as constituted from time to time, or if such Board of Directors has appointed a Compensation Committee, the Compensation Committee.

e.                                       “Change of Control” shall have the meaning ascribed to such term in the Shareholders Agreement.

f.                                         “Checksmart” shall have the meaning described in the preamble to this Plan.

g.                                      “Code” shall mean the Internal Revenue Code of 1986, as amended.

h.                                      “Company” shall mean Community Choice Financial Inc., an Ohio corporation.

i.                                         “Fair Market Value” shall mean, as of any date of determination, the Board’s good faith determination of the fair value of the Company Securities as of such date.

j.                                         “Initial Public Offering” shall mean the Company’s first underwritten public offering and sale of Shares for cash pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

k.                                     “Option” shall mean an Option granted under this Plan and entitling the holder to purchase Shares.

l.                                         “Participant” shall mean an eligible individual to whom and Award is granted to under this Plan.

m.                                   “Performance Shares” shall have the meaning described in Section 8(b).

n.                                      “Person” shall mean any individual, partnership, corporation, company, association, trust, or joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

o.                                       “Plan” shall mean the Checksmart Financial Holdings Corp. 2006 Management Equity Incentive Plan, effective as of May 1, 2006 (as amended), as the same has been adopted by the Board in accordance with the terms of the 2011 Merger Agreement to become this Community Choice Financial Inc. 2011 Management Equity Incentive Plan.

p.                                       “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company including, but not limited to, stock dividends, stock splits, rights offers or recapitalizations through large, non-recurring cash dividends.

q.                                       “Restricted Stock” shall have the meaning described in Section 8(a).

r.                                       “Restricted Stock Unit” shall have the meaning described in Section 9(a).

s.                                       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

t.                                         “Service” shall mean service as an employee or consultant of the Company or any Subsidiary thereof.

u.                                      “Shares” shall mean shares of Common Stock of the Company, par value $0.01 per share.

v.                                        “Stock Appreciation Right” shall have the meaning described in Section 7(a).

w.                                     “Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of April 29, 2011, by and among the Company, Diamond Castle Partners IV, L.P., Diamond Castle Partners IV-A, L.P., Deal Leaders Fund, L.P., each Person listed as a 2006 Rollover Holder on Schedule A thereto or executing a Joinder Agreement as a 2006 Rollover Holder, each Person listed as a 2011 Rollover Holder on Schedule A thereto or executing a Joinder Agreement as a 2011 Rollover Holder, and each Person listed as a Management Holder on Schedule A hereto or executing a Joinder Agreement as a Management Holder (as the same shall be amended, supplemented or modified from time to time).

x.                                       “Subsidiary” shall mean any Person as to which the Company owns or controls, directly or indirectly, more than 50% percent of the voting securities of such Person.

SECTION 18.  MISCELLANEOUS

a.                                       Choice of Law. All issues concerning the relative rights of the Company and any Participants with respect to each other shall be governed by the laws of the State of Ohio. All other issues concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect to this Plan shall be brought in the courts of the United States for the Southern District of New York

b.                                       Adoption. This Plan has been duly adopted by the Board on April 19, 2011 to be effective as of April 29, 2011 and was approved by the shareholders of the Company as of April 29, 2011 by virtue of their execution and delivery of the Shareholders Agreement.

AMENDMENT NO. 1 TO THE 2011 MANAGEMENT EQUITY INCENTIVE PLAN

This AMENDMENT NO. 1 to the Community Choice Financial Inc. 2011 Management Equity Incentive Plan (the “Plan”) is made and entered into as of February 1, 2012 (this “Amendment”), by the Board of Directors (the “Board”) of Community Choice Financial Inc. (the “Corporation”) and as approved by a majority of the stockholders of the Corporation in accordance with Section 16(b) of the Plan.

RECITALS:

WHEREAS, the Plan was adopted by the Board and became effective on April 29, 2011, and approved by the stockholders of the Corporation on that same date; and

WHEREAS, the Board or its Compensation Committee have retained authority to amend the Plan pursuant to Section 16 thereof; and

WHEREAS, the maximum number of shares permitted to be issued pursuant to awards under the Plan have been substantially exhausted and the Corporation desires to issue additional shares; and

WHEREAS, the Board believes if to be in the best interests of the Corporation to increase the maximum number of shares permitted to be issued pursuant to awards under the plan from the current 259,291 shares to 490,291 shares; and

WHEREAS, the Board believes it to be in the best interests of the Corporation to allow for the grant of options to directors and certain employees of the Corporation; and

WHEREAS, a majority of the stockholders of the Corporation will approved this Amendment in accordance with Section 16(b) of the Plan.

NOW, THEREFORE, the Board of Directors of the Corporation amends the Plan as follows:

Section 1.  AMENDMENT TO THE PLAN.

(a)           The first sentence of Section 4(a) of the Plan is hereby amended and replaced in its entirety with the following sentence:

“Subject to the following provisions of this Section 4 and Section 13, the maximum number of Shares that may be issued pursuant to Awards under this Plan is 490,291 Shares.”

Section 2.               GENERAL PROVISIONS.

(a)           This Amendment may be executed in one or more counterparts, which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(b)           This Amendment shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Ohio.

(c)           On and after the date hereof each reference in the Plan to “this Plan”, “herein”, or words of like import shall mean and be a reference to the Plan as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time referring to the Plan, a reference to the Plan in any of such to be deemed to be a reference to the Plan as amended hereby.

(d)           Except as specifically provided for in this Amendment, all other provisions of the Plan shall continue in full force and effect.

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IN WITNESS WHEREOF, the Board of Directors of the Corporation have executed this Amendment as of the date first above written.

/s/ Eugene Lockhart
Eugene Lockhart

/s/ Lee A. Wright
Lee A. Wright

/s/ James H. Frauenberg, Sr.
James H. Frauenberg, Sr.

/s/ Michael Langer
Michael Langer

/s/ Andrew Rush
Andrew Rush

/s/ David M. Wittels
David M. Wittels

/s/ William E. Saunders, Jr.
William E. Saunders, Jr.

/s/ Felix Lo
Felix Lo